Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Duke Realty Corporation:

We consent to incorporation by reference in the registration statements No. 333-62381, No. 333-66919, No. 333-26833, No. 333-82063, No. 333-44858, No. 333-51344, No. 333-108556, No. 333-120492, No. 333-70678, No. 333-128132 on Form S-3, No. 333-77645 on Form S-4 and No. 333-82061, No. 333-35162, No. 333-42513, No. 333-113907, No. 333-124364 and No. 333-128133 on Form S-8 of Duke Realty Corporation of our report dated March 3, 2006, except as to notes 6 and 8, which are as of July 27, 2006, relating to the consolidated balance sheets of Duke Realty Corporation and Subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule III, which report appears in the current report on Form 8-K of Duke Realty Corporation dated July 27, 2006.

KPMG LLP
Indianapolis, Indiana
July 27, 2006